Exhibit 10.2

AMENDMENT NO. 1 TO

the Amended and Restated Employment Agreement

This Amendment No. 1 to the Amended and Restated Employment Agreement, dated January 24, 2024 (the "Amendment"), is by and between AMERICA’S CAR MART, INC., an Arkansas corporation (the “Company”), and DOUGLAS CAMPBELL (the “Executive”, and together with the Company, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into Amended and Restated Employment Agreement, signed as of December 19, 2023 and effective as of October 1, 2023 (the "Existing Agreement"); and

WHEREAS, the Parties desire to amend the Existing Agreement to amend the Compensation provision with respect to Long Term Incentives on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 26 of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by each Party;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.                  Amendments to the Existing Agreement. As of the Effective Date (as defined below), Section 4(c) of the Existing Agreement is hereby amended by replacing Section 4(c) in its entirety with the following:

(c)       Long-Term Incentives. During the Employment Term, the Executive shall be eligible to participate in the Parent Company’s Amended and Restated Stock Option Plan (the “Option Plan”) and the Parent Company’s Amended and Restated Stock Incentive Plan (the “Incentive Plan”) (and any successor incentive plans thereto) to the extent that the Compensation Committee, in its sole discretion, determines is appropriate. Notwithstanding the foregoing, prior to the third anniversary of the Effective Date, the Executive shall not be eligible to receive any additional long-term incentive awards under the Option Plan or the Incentive Plan (or any successor incentive plans thereto) other than awards already made to the Executive and the awards set forth in this Section 4(c). By no later than January 29, 2024, the Parent Company will grant to the Executive long-term incentive awards with a total target fair market value as of $8,400,000, consisting of the following:

(i) Restricted shares of Parent Company Stock, pursuant to the Incentive Plan, having a fair market value of $3,360,000, which shares will vest in three equal annual installments, with the first installment vesting on the day immediately prior to the first anniversary of the Effective Date, the second installment vesting on the day immediately prior to the second anniversary of the Effective Date, and the third installment vesting on the day immediately prior to the third anniversary of the Effective Date, in each case subject to the Executive’s continued employment under this Agreement and subject to the conditions set forth in an applicable award agreement pursuant to Article VI of the Incentive Plan. The number of restricted shares shall be determined based on the per share closing price of the Parent Company Stock as reported on the trading day immediately preceding the Signing Date; and

(ii) A non-qualified stock option to purchase shares of Parent Company Stock, pursuant to the Option Plan, having a target fair market value of $5,040,000, which option will vest on the third anniversary of the Signing Date, or as soon as reasonably practicable thereafter, subject to the Executive’s continued employment under this Agreement and subject to the conditions set forth in an applicable award agreement pursuant to the Option Plan, including without limitation the Company’s achievement of certain performance conditions to be determined by the Compensation Committee.

3.                  Date of Effectiveness; Limited Effect. This Amendment will become effective on October 1, 2023 (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.                  Miscellaneous.

(a)               This Amendment is governed by and construed in accordance with the laws of the State of Arkansas without regard to the conflict of laws provisions of such State.

(b)               This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)               The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)               This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

(e)               This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

COMPANY: America’s Car Mart, Inc., An Arkansas Corporation
By /s/ Vickie D. Judy Name: Vickie D. Judy Title: Chief Financial Officer
EXECUTIVE:

/s/ Douglas Campbell Douglas Campbell

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